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                                                                   EXHIBIT 10.30

                              EMPLOYMENT AGREEMENT



      This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of March 1, 1995, by and between CombiChem, Inc., a California corporation ("Employer") and Peter Myers, Ph.D.

      NOW, THEREFORE, the parties agree as follows:

      1. Employment. Employer hereby engages Employee, and Employee hereby accepts such engagement, upon the terms and conditions set forth herein.

      2. Duties. During the term of this Agreement, Employee shall be employed as the Employer's Executive Vice President of Research and Chief Scientific Officer reporting to the President and Chief Executive Officer. Employee shall faithfully and diligently perform the duties customarily performed by persons in the position or positions for which Employee is engaged together with such other reasonable and appropriate duties as Employer shall designate from time to time. Employee shall devote Employee's full business time and effort to the rendition of such services and to the performance of such duties. As a full-time employee of Employer, Employee shall not be entitled to provide consulting services or other businesses or scientific services to any other party, without the prior written consent of Employer. Employee shall be elected to Employer's Board of Directors (the "Board") prior to its next regularly scheduled meeting.

      3.    Compensation.

            3.1 Base Salary. During the term of this Agreement, as compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, Employer shall pay to Employee err annual salary of two hundred and ten thousand dollars ($210,000) payable in accordance with Employee's standard payroll practices, less required deductions for state and federal withholding tax, Social Security and all other employee taxes and payroll deductions. Employee's base salary shall be reviewed annually by the President & Chief Executive Officer and may be increased or decreased in the sole discretion of the President & Chief Executive Officer.

            3.2   Bonuses.

                  3.2.1 Signing Bonus. Employee shall receive a signing bonus of $26,250 towards the purchase of CombiChem stock plus gross up for taxes as described in Section 5.5.


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                  3.2.2 Performance Bonus. At the beginning of each fiscal year
Employer and Employee shall reach mutually agreed upon scientific and business objectives for Employer for its upcoming fiscal year which shall be set forth in writing and approved by the Board. At the end of each such fiscal year, the Board shall determine, in its reasonable discretion, the size and amount of Employee's performance bonus, if any, up to a maximum of twenty-five percent (25%) of Employee's base salary during the prior fiscal year (the "Annual Performance Bonus"). The Annual Performance Bonus shall be paid to Employee within sixty (60) days following Employer's fiscal year end. The first Annual Performance Bonus shall be (i) based on Employer's 1995 fiscal year achievements; (ii) paid to Employee by March 1, 1996; (iii) guaranteed to be not less than twenty-six thousand, two hundred and fifty dollars ($26,250); provided that employee's employment has continued through the end of 1995. No other Annual Performance bonus shall have any guaranteed minimum payment.

      4.    Term of Employment.

            4.1 Period of Employment. The Employee's period of employment by Employer pursuant to this Agreement shall commence on March 1, 1995 ("Commencement Date") and end upon the date the employment relationship is terminated pursuant to Section 4.2 or 4.3 (the "Period of Employment").

            4.2 Termination at Will. Although Employer and Employee anticipate a long and mutually rewarding employment relationship, either party may terminate this Agreement, without cause, upon 14 days prior written notice delivered to the other party. It is expressly understood and agreed that the employment for any specified term, and without any agreement for employment for so long as Employee performs satisfactorily.

            4.3 Termination for Cause. Employer may immediately terminate this employment relationship "for cause" upon written notice to Employee. the purposes herein, "for cause" shall be limited to the following; (i) Employee's intentional violation of any rule or policy of Employer or its subsidiaries (a "Violation") which, after written notice of a Violation, Employee fails to correct within twenty (20) days of receipt of such notice from the Board; (ii) any material failure by Employee to comply with any reasonable directive of the Board which, after receiving written notice to do so, Employee fails to comply within twenty (20) days of receipt of such notice from the Board; (iii) Employee's willful misconduct concerning any material responsibility reasonably assigned to Employee; (iv) without obtaining the prior consent of the Board, Employee's active and intentional performance of services for any other cooperation or person which competes with Employer or its subsidiaries while he is employed by Employer or its subsidiaries; (v) the Board reasonably determines that Employee has stolen or embezzled wither funds or property of Employer; (vi) Employee's conviction by a court of competent jurisdiction of a felony (other than a traffic or moving violation) involving moral turpitude or dishonesty;
(vii) Employee's intentional or grossly negligent conduct or violation of law which results in either an improper personal benefit to Employee for a material injury to Employer; (viii) employees's failure to


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perform a material duty given to him by the company's Chief Executive Officer or under this agreement if such failure was continued for thirty (30) days after employee has been notified in writing by the company of his failure to perform; or (ix) the death or disability of Employee.

            4.4   Obligations Upon Termination.

                  4.4.1 Survival of Obligations. The parties' obligations under
Section 4.4.2, 4.5, 6, 7, 9.7 and 9.8, shall survive the termination of this Agreement.

                  4.4.2 Return of Materials at Termination. Upon termination of the Period of Employment, the Employee will promptly deliver to Employer all materials, property, documents, data, and other information belonging to Employer or containing Employer's Trade Secrets or other Protected Information. The Employee shall not take any materials, property, documents or other information, or any reproduction or excerpt thereof, belonging to Employer or containing any Trade Secrets or other Protected information of Employer.

                  4.4.3 Resignation. Upon termination of the Period of Employment, the Employee shall be deemed to have resigned from any and all offices then held with the Employer.

            4.5 Compensation to Employee on Termination by Employer. In the event that Employer terminates Employee pursuant to Paragraph 4.2, Employee shall be entitled to (1) receive an aggregate severance benefit of nine months of Employee's then current base salary (Section 3.1) and benefits (Section 5) which shall be paid by Employer to employee in nine (9) equal monthly installments until fully paid or until Employee has secured full-time employment and (2) a nine (9) month credit towards any vesting schedule or vesting requirements contained in any stock option or stock purchase agreements then existing between the Employee and Employer. In the event the Employee elects to receive and does receive any of the benefits set for in this Section 4.5, Employee agrees that such payments shall constitute Employee's sole and exclusive rights and entitlements in connection with Employee's employment by Employer, the termination of such employment and any and all matters related to or arising in connection with such employment, and agrees that his acceptance of any such payments shall release Employee and any and all affiliated persons and entities (including all directors, officers, employees and agents) from any claims that Employee may otherwise have or assert in connection with such matters. If Employee desires to pursue or enforce any such rights, entitlements or remedies that would otherwise be waived and released, then Employee shall refuse any payments provided for pursuant to this Section 4.5. if Employee accepts any such severance payment or payments, he shall be deemed to have agreed to the foregoing exclusivity of rights and waiver of claims.


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      5.    Benefits

            5.1 Health Insurance Vacation and Sick Leave. Employee shall be entitled to Employer's standard benefits package for its executive employees including, but not limited to, family health care insurance, officer and director liability insurance (when obtained for Employer's other officers and directors), vacation and sick leave (the "Fringe Benefits"). Employer agrees to pay Employee's monthly COBRA continuation policy premiums until Employer's own health care program is instituted for Employer's employees. Employer reserves the right to change such benefits from time to time.

            5.2 Life Insurance. Provided that Employee is insurable at commercially reasonable rates, Employer shall obtain and maintain, during the term of this Agreement and any extension thereof, a term life insurance policy on the Employee's life in an amount no less than one million five hundred thousand dollars ($1,500,000) (the "Life Insurance Policy"). Employer shall pay the premiums and Employee shall designate the beneficiary of the Life Insurance Policy.

            5.3 Accumulation. Employee shall not earn and accumulate unused vacation and sick leave, or other Fringe Benefits, in excess of an unused amount equal to the amount earned for one year. Furthermore, Employee shall not be entitled to receive payments in lieu of said Fringe Benefits, other than for unused vacation earned and accumulated at the time the employment relationship terminates. All unused sick leave and other Fringe Benefits earned during the preceding twelve (12) month period ending on each anniversary of the date of this Agreement shall be forfeited if not used within ninety (90) days following such anniversary date. Notwithstanding the forgoing, if Employer adopts a more favorable accumulation policy for its executives, Employee shall be entitled to the benefits of such more favorable accumulation policy.

            5.4 Personal Leave. Employee shall accrue fifteen days of personal leave during each year of his employment. Upon accrual of fifteen days of unused personal leave, no additional personal leave time will accrue until Employee has used some of his accrued personal leave time and has reduced the amount of accrued time below fifteen days. Once Employee has taken personal leave and his accrued personal leave time has dropped below fifteen days, Employee shall begin to accrue personal leave time again (at the rate of fifteen days per year), up to the maximum of fifteen days. Notwithstanding the foregoing, if Employer adopts a more favorable personal leave policy for its executives, Employee shall be entitled to the benefits of such more favorable personal leave policy.

            5.5 Housing and Automobile. For the first six (6) months of this Agreement, Employer shall reimburse Employee each month for the first two thousand ($2,000) of Employee's housing and automobile expenses. Any allowance paid pursuant to this Section shall be "grossed up" to cover Employee's local, state and federal income tax liability at Employee's then current marginal tax rate if deemed necessary by the Employer's


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accountants. The tax gross-up payment(s) shall initially be calculated at an assumed effective rate of forty percent (40%) and paid to Employee no later than
(I) April 15 of the calendar year following any year Employee has expenses reimbursed pursuant to this Section; and (ii) any date Employee is required to make increased quarterly estimated payments due to Employee's receipt of the allowance payments pursuant to this Section. Once Employee has finalized Employee's federal and state income tax returns, Employee's effective marginal rate shall be calculated and any shortfall or overpayment will be corrected.

            5.6 Relocation Expenses. Employer shall reimburse Employee for the following expenses: (1) selling expenses related to sale of Employee's current residence in California including Realtor commissions and closing expenses typically paid by sellers; (2) reasonable moving expenses incurred in the move to San Diego, California; (3) the cost of up to two round trip coach airline tickets from San Francisco to San Diego, California for Employee's spouse for the purpose of looking at houses in the San Diego area during the first six (6) months of this Agreement; and (4) a tax gross-up payment calculated at an assumed effective marginal rate of forty percent (40%) to cover Employee's income tax liability for expenses reimbursed pursuant to subsections (1), (2) and (3) of this Section. Expenses related to subsections (1), (2) and (3) shall be reimbursed within thirty (30) days after Employee submits adequate verification of incurred expenses. The tax gross-up bonus related to subsection
(4) shall be paid to Employee no later than (i) April 15 of the calendar year following any year Employee has expenses reimbursed pursuant to this Section; and (ii) any date Employee is required to make increased quarterly estimated payments due to Employee' receipt of reimbursed expenses pursuant to subsection
(1), (2) or (3) of this Section. Once Employee has finalized Employee's federal and state income tax returns, Employee's effective marginal rate shall be calculated and any shortfall or overpayment will be corrected. Notwithstanding the foregoing, Employer's maximum aggregate obligations to Employee pursuant to this Section shall not under any circumstances exceed ninety-five thousand dollars ($95,000).

            5.7 Home Loan. In the event Employee purchases a residence in San Diego prior to November 15, 1996 and the equity remaining after the sale of Employee's current California residence is less than the down payment for Employee's first San Diego area residential purchase, then Employer shall provide a second mortgage loan to Employee in an amount equal to such shortfall on an interest free basis (the "Home Loan"); provided, however, that the Home Loan shall (i) not be granted to Employee until Employer has obtained additional cash infusions (in the form of equity investment or research and development assistance, but not including any debt instrument financings) totaling a minimum of five million dollars ($5,000,000); (ii) be utilized to purchase the residence, (iii) not exceed one hundred fifty thousand dollars ($150,000), (iv) be repaid in twenty equal quarterly payments (over five (5) years), (v) remain secured by a second trust deed which is recorded at the time the Home Loan is made and (vi) shall remain secured by all of Employer's capital stock then owned or thereafter acquired by Employee until the Home Loan is repaid in full.


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      6.    Inventions, Trade Secrets and Confidentiality.

            6.1   Definitions.

                  6.1.1 Invention Defined. As used herein "Invention' mean inventions, discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to processes, methods, formulas, techniques, devices, designs, programs (including computer programs), computer graphics, apparatus, products as well as improvements thereof or know-how related thereto, relating to any present or anticipated business or activities of Employer.

                  6.1.2 Trade Secrets Defined. As used herein "Trade Secret" means, without limitation, any document or information relating to Employer's products, processes or services, including documents and information relating to Inventions, and to the research, development, engineering or manufacture of Inventions, and to Employer's purchasing, customer or supplier lists and pricing policies, which documents or information have been disclosed to Employee or known to Employee as a consequence of or through Employee's employment by Employer (including documents, information or Inventions conceived, originated, discovered or developed by Employee), which is not generally known in the relevant trade or industry.

                  6.1.3 Protected Information. As used in this Agreement, the term "Protected Information" shall mean, without limitation, all trade secrets, confidential or proprietary information, and all other knowledge, data, know-how, processes, information, document or materials, owned, developed or possessed by Employer, whether in tangible or intangible form, the confidentiality of which Employer takes reasonable measures to protect, and which pertains in any manner to subjects which include, but are not limited to, Employer's research operations, customers, identities of individual contacts at business entities which are customers or prospective customers, preferences, businesses or habits), business relationships, engineering data or results, specifications, concepts, methods, processes, rates or schedules, customer or vendor information, products (including prices, costs, sales or content), financial information or measures, business methods, future business plans, data bases, computer programs, designs, models, operating procedures, and knowledge of the organization.

            6.2   Inventions.

                  6.2.1 Disclosure. Employee shall disclose promptly to Employer each Invention, whether or not reduced to practice, which is conceived or learned by Employee (either alone or jointly with others) during the term of his employment with Employer. Employee shall disclose in confidence to Employer all patent applications filed by or on behalf of Employee during the term of his employment and for a period of one year thereafter. Any disclosure of and Invention, or any patent application, made within one year


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after termination of employment shall be presumed to relate to an Invention made during Employee's term of employment with Employer, unless Employee clearly proves otherwise.

                  6.2.2 Employer Property; Assignment. Except as otherwise provided in Section 6.2.3, Employee acknowledges and agrees that all Inventions which are discovered, conceived, developed, made, produced or prepared by Employee (alone or in conjunction with others) during the Duration of Employee's employment with Employer shall be the sole property of Employer. Said property rights of Employer include without limitation all domestic and foreign patent rights, rights of registration or other protection under the patent and copyright laws, and all other rights pertaining to the Inventions. Employee further agrees that all services, products and Inventions that directly or indirectly result from engagement with Employer shall be deemed "works for hire" as that term is defined in Title 17 of the United States Codes and accordingly all rights associated therewith shall vest in Employer. Notwithstanding the foregoing, Employee hereby assigns to Employer all of Employee's right, title and interest in any such services, products and Inventions, in the event any such services, products and Inventions shall be determined not to constitute "works for hire."

                  6.2.3 Exclusion Notice. The assignment by Employee of Inventions under this Agreement does not apply to any Inventions which are owned or controlled by Employee prior to the commencement of employment of Employee by Employer (all of which are set forth Exhibit "A" hereto). Additionally, Employee is not required to assign an idea or invention where the invention or idea meets all of the following criteria, namely in the invention or idea: (I) was created or conceived without the use of any of Employer's equipment, supplies, facilities, or trade secret information, and (ii) was developed entirely on Employee's own time, and (iii) does not relate to the business of Employer, and
(iv) does not relate to Employer's actual or demonstrably anticipated research or development, and (v) does not result from any work performed by Employee for Employer. Employee has reviewed the notification in this Section 6.2.3 and in Exhibit B ("Limited Exclusion Notification") and agrees that Employee's signature on the Limited Exclusion Notification acknowledges receipt of the notification.

                  6.2.4 Patents and Copyrights: Attorney-in-Fact. Both before and after termination of this Agreement (and with reasonable compensation paid by Employer to Employee after termination), Employee agrees to assist the Employer to apply for, obtain and enforce copyright protection and registration of, the Inventions described in Section 6.2.2 in any and all countries. To that end, Employee shall (at Employer's request) without limitation, testify in any proceeding, and execute any documents and assignments determined to be necessary or convenient for use in applying for, obtaining, registering and enforcing patent or copyright protection involving any of the Inventions. Employee hereby irrevocably appoints Employer, and its duly authorized officers and agents, as Employee's agent and attorney-in-fact to act for and in behalf of Employee in filing all patent applications,


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application for copyright protection and registration, amendments, renewals, and all other appropriate documents in any way related to the Inventions described in Section 6.2.2.

            6.3   Trade Secrets.

                  6.3.1 Acknowledgment of Proprietary Interest. Employee recognizes the proprietary interest of Employer in any Trade Secrets of Employer. Employee acknowledges and agrees that any and all Trade Secrets of Employer, whether developed by Employee alone or in conjunction with others or otherwise, shall be and are the property of Employer.

                  6.3.2 Covenant Not to Divulge Trade Secrets. Employee acknowledges and agrees that Employer is entitled to prevent the disclosure of Employer's Trade Secrets of Protected Information. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by employer, Employee agrees at all times during the term of the employment by Employer and thereafter to hold in strictest confidence, and not to use, disclose or allow to be disclosed to any person, form, or corporation, Employer's Trade Secrets or Protected Information, including Trade Secrets developed by Employee, other than disclosures to persons who have entered into confidentiality agreements with Employer without Employer's express prior written consent.

                  6.3.3 Confidential Information of Others. Employee represents and warrants that if Employee has any confidential information belonging to others, employee will not use or disclose to Employer any such information or documents. Employee represents that his employment with Employer will not require him to violate any obligation to or confidence with any other party.

            6.4 No Adverse Use. Employee will not at any time during the term of employment or thereafter use Employer's Trade Secrets, Protected Information or Inventions in any manner which nay directly or indirectly have an adverse effect upon Employer's business, nor will Employee perform any acts which would tend to reduce Employer's proprietary value in Employer's Trade Secrets, Protected Information or Inventions.

            6.5 Remedies Upon Breach. In the event of any breach by Employee of the provision in this Section 6, Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Employee form violating any of the terms of this Section 6, to enforce the specific performance by Employee of any of the terms of this Section 6, and to obtain damages, or any of them, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as Employer may elect to invoke. The failure of Employer to promptly institute legal action upon any breach of this Section 6 shall not constitute a waiver of that or any other breach hereof.


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      7.    Covenant Not to Compete. Employee agrees that, during Employee's employment, Employee will not directly or indirectly compete with Employer in any way, and that Employee will not act as an officer, director, employee, consultant, shareholder, lender, or agent of any other entity which engaged in any business of the same nature as, or in competition with, the business in which Employer is now engaged or in which Employer becomes engaged during the term of Employee's employment, or which is involved in science or technology which is similar to Employer's science or technology. During Employee's employment, and for a period of one (1) year thereafter, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of Employer or any subsidiary of Employer to leave the employ of Employer or such subsidiary, or in any way interfere with the relationship between the Employer or any subsidiary at any time; (iii) induce or attempt to induce any customer, supplier, licensee, licenser or other party which has a contractual relationship with Employer or its subsidiaries or affiliates to cease doing business with Employer or any such subsidiary (including, without limitation, making any negative statements or communications about Employer or its affiliates).

      8.    Stock Purchase Rights

            8.1 Stock Purchase Agreement. Simultaneous with the execution of this Agreement, Employee and Employer shall enter into a written stock purchase agreement substantially in the form attached hereto as Exhibit C.

      9.    General Provisions.

            9.1 Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by both parties hereto. There shall be no implied-in-fact contracts modifying the terms of this Agreement.

            9.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the employment of Employee. This Agreement supersedes all prior agreements, understandings, negotiations and representation with respect to the employment relationship including, but not limited to the Memorandum dated February 23, 1995, containing proposed terms and conditions for hiring Employee.

            9.3 Successors and Assigns. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Employee shall not be entitled to assign any of Employee's rights or obligations under this Agreement.

            9.4 Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.


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            9.5   Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

            9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            9.7 Choice of Law. This Agreement shall be governed and construed in accordance with the laws of California.

            9.8 Jurisdiction and Venue. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Agreement, Employer and Employee specifically consent and agree that:

                  a. the courts of the State of California and/or the United States Federal Courts located in the State of California shall have exclusive jurisdiction over each of the parties and such proceedings; and

                  b. the venue of any such action shall be in San Diego County, California and/or the United States District Court for the Southern District of California

      10. Employee's Representations. Employee represents and warrants that Employee (i) is free to enter into this Agreement and to perform each of the terms and covenants contained herein, (ii) is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and (iii) will not be in violation or breach of any other agreement by reason of Employee's execution and performance of this Agreement.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates first set forth above.


EMPLOYER:

COMBICHEM, INC., a
California corporation



By: /s/  Robert A. Curtis
    -------------------------------------
    Robert A. Curtis, President
    and CEO



EMPLOYEE:

PETER MEYERS


        /s/  Peter L. Myers
-----------------------------------------
(Signature)

Address: 3 Los Altos Road
         -------------------------
         Orinda
         -------------------------
         CA  94563
         -------------------------


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                                    EXHIBIT A

LIST OF PRIOR INVENTIONS
(SECTION 6.2.3)


None, other than the following:_________________________________________________

________________________________________________________________________________

________________________________________________________________________________




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                                    EXHIBIT B

LIMITED EXCLUSION NOTIFICATION

      THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Employer does not require you to assign of offer to assign to Employer invention that you developed entirely on your own time without using Employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

      (1) Relate at the time of conception or reduction to practice of the invention to Employer's business, or Employer's actual or demonstrably anticipated research or development.

      (2)   Result from any work performed by you for Employer.

      To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

      This limited exclusion does not apply to any patent or invention covered by a contract between Employer and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

      I ACKNOWLEDGE RECEIPT of a copy of this notifications.


                                       By:    /s/ Peter Myers
                                              -------------------------

                                              -------------------------

                                       Dated: 1st March 1995
                                              -------------------------


Witnessed by:

  /s/ Bobbie J. Bosley
---------------------------------

  Bobbie J. Bosley
---------------------------------
(Printed Name of Representative)

Dated: 3-1-95
       --------------------------


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                                    EXHIBIT C


STOCK PURCHASE AGREEMENT


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                                                         IMMEDIATELY EXERCISABLE
                                                                REPURCHASE RIGHT
                                                          RIGHT OF FIRST REFUSAL


                                 COMBICHEM, INC.
                            STOCK PURCHASE AGREEMENT


      AGREEMENT made as of this ____ day of ________, 19__, by and among CombiChem, Inc. (the "Corporation"), ______________________, the holder of a stock option (the "Optionee") under the Corporation's 1995 Stock Option/Stock Issuance Plan and _________________, the Optionee's spouse.

      I.    EXERCISE OF OPTION

            1.1 EXERCISE. Optionee hereby purchases _________ shares ("Purchased Shares") of the Corporation's common stock ("Common Stock") pursuant to that certain option ("Option") granted Optionee on ______________ ("Grant Dates") to purchase up to _________ shares of the Common Stock ("Total Purchasable Shares") under the Corporation's 1995 Stock Option/Stock Issuance Plan (the "Plan") at an option price of $_____ per share ("Option Price").

            1.2 PAYMENT. Concurrently with the delivery of this Agreement to the Corporate Secretary of the Corporation, Optionee shall pay the Option Price for the Purchased Shares in accordance with the provisions of the agreement between the Corporation and Optionee evidencing the Option (the "Option Agreement") and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

            1.3 DELIVERY OF CERTIFICATES. The certificates representing the Purchased Shares hereunder shall be held in escrow by the Corporate Secretary of the Corporation in accordance with the provisions of Article VII.

            1.4 SHAREHOLDER RIGHTS. Until such time as the Corporation actually exercises its repurchase right, rights of first refusal or special purchase right under this Agreement, Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow under Article VII, subject, however, to the transfer restrictions of Article IV.

      II.   SECURITIES LAW COMPLIANCE

            2.1 EXEMPTION FROM REGISTRATION. The Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are accordingly being issued to Optionee in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby acknowledges previous receipt of a copy of the documentation for such Plan in the form of Exhibit C to the Notice of Grant of Stock Option (the "Grant Notice") accompanying the Option Agreement.

            2.2   RESTRICTED SECURITIES.

            A. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act.

            B. Upon the expiration of the ninety (90)-day period immediately following the date on which the Corporation first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Purchased Shares, to the extent vested under Article V, may be sold (without registration) pursuant to the applicable requirements of Rule
144. If Optionee is at the time of such sale an affiliate of the Corporation for purposes of Rule 144 or was such an affiliate during the preceding three (3) months, then the sale must comply with all the requirements of Rule 144 (including the volume limitation on the number of shares sold, the broker/market-maker sale requirement and the requisite notice to the Securities and Exchange Commission); however, the two (2)-year holding period requirement of the Rule will not be applicable. If Optionee is not at the time of the sale an affiliate of the Corporation nor was such an affiliate during the preceding three (3) months, then none of the requirements of Rule 144 (other than the broker/market-maker sale requirement for Purchased Shares held for less than three (3) years following payment in cash of the Option Price therefor) will be applicable to the sale.

            C. Should the Corporation not become subject to the reporting requirements of the Exchange Act, then Optionee may, provided he/she is not at the time an affiliate of the Corporation (nor was such an affiliate during the preceding three (3) months), sell the Purchased Shares (without registration) pursuant to paragraph (k) of Rule 144 after the Purchased Shares have been held for a period of three (3) years following the payment in cash of the Option Price for such shares.

            2.3 DISPOSITION OF SHARES. Optionee hereby agrees that Optionee shall make no disposition of the Purchased Shares (other than a permitted transfer under paragraph 4.1) unless and until there is compliance with all of the following requirements:

                  (a) Optionee shall have notified the Corporation of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition.

                  (b) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

                  (c) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

                  (d) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares pursuant to the provisions of the Commissioner Rules identified in paragraph 2.5.

             The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Article II nor (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

             2.4 RESTRICTIVE LEGENDS. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legends, including one or more of the following legends:

                  (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a 'no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

                  (ii) "The shares represented by this certificate are unvested and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated February 24, 1997 between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). Such agreement grants certain repurchase rights and rights of first refusal to the Corporation (or its assignees) upon the sale, assignment, transfer, encumbrance or other disposition of the Corporation's shares or upon termination of service with the Corporation. The Corporation will upon written request furnish a copy of such agreement to the holder hereof without charge."

      III.  SPECIAL TAX ELECTION

            3.1 SECTION 83(b) ELECTION APPLICABLE TO THE EXERCISE OF A NON-STATUTORY STOCK OPTION. If the Purchased Shares are acquired hereunder pursuant to the exercise of a non-statutory stock option, as specified in the Grant Notice, then the Optionee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Option Price paid for such shares will be reportable as ordinary income on such lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right provided under Article V of this Agreement. Optionee understands that he/she may elect under Section 83(b) of the Code to be taxed at the time the Purchased Shares are acquired hereunder, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Purchased Shares at the date of this Agreement equals the Option Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. OPTIONEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

            3.2 CONDITIONAL SECTION 83(b) ELECTION APPLICABLE TO THE EXERCISE OF AN INCENTIVE STOCK OPTION. If the Purchased Shares are acquired hereunder pursuant to the exercise of an incentive stock option under the Federal tax laws, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

                  A. For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

                  B. The excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (ii) the Option Price paid for the Purchased Shares will be includible in the Optionee's taxable income for alternative minimum tax purposes.

                  C. If the Optionee makes a disqualifying disposition of the Purchased Shares, then the Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (ii) the Option Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

                  D. For purposes of the foregoing, the term "forfeiture restrictions" will include the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right provided under Article V of this Agreement. The term "disqualifying disposition" means any sale or other disposition(1) of the


----------

(1) Generally, a disposition of shares purchased under an incentive stock option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the Optionee's spouse, a transfer into

      Purchased Shares within two (2) years after the Grant Date or within one
      (1) year after the execution date of this Agreement.

                  E. In the absence of final Treasury Regulations relating to incentive stock options, it is not certain whether the Optionee may, in connection with the exercise of the Option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under
      Section 83(b) of the Code which would limit (I) the Optionee's alternative minimum taxable income upon exercise and (II) the Optionee's ordinary income upon a disqualifying disposition, to the excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised over (ii) the Option Price paid for the Purchased Shares. THE APPROPRIATE FORM FOR MAKING SUCH A PROTECTIVE ELECTION IS ATTACHED AS EXHIBIT II TO THIS AGREEMENT AND MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN THIRTY (30) DAYS AFTER THE DATE OF THIS AGREEMENT. HOWEVER, SUCH ELECTION IF PROPERLY FILED WILL ONLY BE ALLOWED TO THE EXTENT THE FINAL TREASURY REGULATIONS PERMIT SUCH A PROTECTIVE ELECTION.

            3.3 OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER
SECTION 83(B), EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF. This filing should be made by registered or certified mail, return receipt requested, and Optionee must retain two (2) copies of the completed form for filing with his or her State and Federal tax returns for the current tax year and an additional copy for his or her records.

      IV.   TRANSFER RESTRICTIONS

            4.1 RESTRICTION ON TRANSFER. Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Corporation's Repurchase Right under Article V. In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise made the subject of disposition in contravention of the Corporation's First Refusal Right under Article VI. Such restrictions on transfer, however, shall not be

----------

joint ownership with right of survivorship if Optionee remains one of the joint owners, a pledge, a transfer by bequest or inheritance or certain tax free exchanges permitted under the Code.

applicable to (i) a gratuitous transfer of the Purchased Shares made to the Optionee's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Optionee or the Optionee's spouse or issue, provided and only if the Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to the Optionee's will or the laws of intestate succession or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by the Optionee in connection with the acquisition of the Purchased Shares.

            4.2 TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in paragraph 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) both the Corporation's Repurchase Right and the Corporation's First Refusal Right granted hereunder and (ii) the market stand-off provisions of paragraph 4.4, to the same extent such shares would be so subject if retained by the Optionee.

            4.3 DEFINITION OF OWNER. For purposes of Articles IV, V, VI and VII of this Agreement, the term "Owner" shall include the Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Optionee in accordance with paragraph 4.1.

            4.4   MARKET STAND-OFF PROVISIONS.

            A. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days. The limitations of this paragraph 4.4 shall remain in effect for the two-year period immediately following the effective date of the Corporation's initial public offering and shall thereafter terminate and cease to have any force or effect.

            B. Owner shall be subject to the market stand-off provisions of this paragraph 4.4 provided and only if the officers and directors of the Corporation are also subject to similar arrangements.

            C. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock effected as a class without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this paragraph 4.4, to the same extent the Purchased Shares are at such time covered by such provisions.

            D. In order to enforce the limitations of this paragraph 4.4, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

      V.    REPURCHASE RIGHT

            5.1 GRANT. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date the Optionee ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Option Price all or (at the discretion of the Corporation and with the consent of the Optionee) any portion of the Purchased Shares in which the Optionee has not acquired a vested interest in accordance with the vesting provisions of paragraph 5.3 (such shares to be hereinafter called the "Unvested Shares"). For purposes of this Agreement, the Optionee shall be deemed to remain in Service for so long as the Optionee continues to render periodic services to the Corporation or any parent or subsidiary corporation, whether as an employee, a non-employee member of the board of directors, or an independent contractor or consultant.

            5.2 EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable sixty (60)-day period specified in paragraph 5.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with paragraph 7.3 or from Owner as herein provided), pay to Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Option Price previously paid for the Unvested Shares which are to be repurchased.

            5.3 TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph 5.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Purchased Shares in which the Optionee vests in accordance with the vesting schedule specified in the Grant Notice. All Purchased Shares as to which the Repurchase Right lapses shall, however, continue to be subject to (i) the First Refusal Right of the Corporation and its assignees under Article VI, (ii) the market stand-off provisions of paragraph 4.4 and (iii) the Special Purchase Right under
Article VIII.

            5.4 AGGREGATE VESTING LIMITATION. If the Option is exercised in more than one increment so that the Optionee is a party to one or more other Stock Purchase Agreements ("Prior Purchase Agreements") which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which the Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which the Optionee would otherwise at the time be vested, in accordance with the vesting provisions of paragraph 5.3, had all the Purchased Shares been acquired exclusively under this Agreement.

            5.5 FRACTIONAL SHARES. No fractional shares shall be repurchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting provisions of paragraph 5.3) at the time the Optionee ceases Service, then such fractional share shall be added to any fractional share in which the Optionee is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

            5.6 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares and Total Purchasable Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

            5.7   CORPORATE TRANSACTION.

            A. Except to the extent the Repurchase Right is to be assigned to the successor corporation (or its parent company), immediately prior to the consummation of any of the following shareholder-approved transactions (a "Corporate Transaction"):

                  (i) a merger or consolidation in which the Corporation is not the surviving entity,

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets, or

                  (iii) any transaction (other than an issuance of shares by the Corporation for cash) in or by means of which one or more persons acting in concert acquire, in the aggregate, more than 50% of the outstanding shares of the stock of the Corporation, the Corporation may exercise the Repurchase Right with respect to the then Unvested Shares. The Repurchase Right shall automatically lapse with respect to all Unvested Shares not repurchased hereunder.

            B. To the extent the Repurchase Right remains in effect following such Corporate Transaction, it shall apply to the new capital stock or other property (including cash) received in exchange for the Shares in consummation of the Corporate Transaction, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; provided, however, that the aggregate Purchase Price shall remain the same.

      VI.   RIGHT OF FIRST REFUSAL

            6.1 GRANT. The Corporation is hereby granted rights of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares in which the Optionee has vested in accordance with the vesting provisions of Article V. For purposes of this Article VI, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Purchased Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 4.1.

            6.2 NOTICE OF INTENDED DISPOSITION. In the event the Owner desires to accept a bona fide third-party offer for the transfer of any or all of the Purchased Shares (the shares subject to such offer to be hereinafter called the "Target Shares"), Owner shall promptly (i) deliver to the Corporate Secretary of the Corporation written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles II and IV of this Agreement.

            6.3 EXERCISE OF RIGHT. The Corporation shall, for a period of forty-five (45) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the forty-five (45)-day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Corporation (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and delivered to the Corporation for purchase. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Corporation (or its assignees) cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Corporation (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Corporation. The closing shall then be held on the later of
(i) the tenth business day following delivery of the Exercise Notice or (ii) the tenth business day after such cash valuation shall have been made.

            6.4 NON-EXERCISE OF RIGHT. In the event the Exercise Notice is not given to Owner within forty-five (45) days following the date of the Corporation's receipt of the Disposition Notice, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Article II of this Agreement. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and surrendered to the Owner. The third-party offeror shall acquire the Target Shares free and clear of the Corporation's Repurchase Right under Article V and the Corporation's First Refusal Right hereunder, but the acquired shares shall remain subject to (i) the securities law restrictions of paragraph 2.2(a) and
(ii) the market stand-off provisions of paragraph 4.4. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the Corporation's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with paragraph 6.7.

            6.5 PARTIAL EXERCISE OF RIGHT. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

                  (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph 6.4, as if the Corporation did not exercise the First Refusal Right hereunder; or

                  (ii) sale to the Corporation (or its assignees) of the portion of the Target Shares which the Corporation (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph 6.3.

            Failure of Owner to deliver timely notification to the Corporation under this paragraph 6.5 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

            6.6   RECAPITALIZATION/MERGER.

            (a) In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Corporation's First Refusal Right hereunder, but only to the extent the Purchased Shares are at the time covered by such right.

            (b)   In the event of any of the following transactions:

                  (i) a merger or consolidation in which the Corporation is not the surviving entity,

                  (ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

                  (iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to person or persons other than those who held such securities immediately prior to the merger, or

                  (iv) any transaction effected primarily to change the State in which the Corporation is incorporated, or to create a holding company structure,

                  the Corporation's First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the transaction but only to the extent the Purchased Shares are at the time covered by such right.

            6.7 LAPSE. The First Refusal Right under this Article VI shall lapse and cease to have effect upon the earliest to occur of (i) the first date on which shares of the Corporation's Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Corporation's Board of Directors that a public market exists for the outstanding shares of the Corporation's Common Stock, or (iii) a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Corporation's Common Stock in the aggregate amount of at least $5,000,000. However, the market stand-off provisions of paragraph 4.4 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

      VII.  ESCROW

            7.1 DEPOSIT. Upon issuance, the certificates for any Unvested Shares purchased hereunder shall be deposited in escrow with the Corporate Secretary of the Corporation to be held in accordance with the provisions of this Article VII. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporate Secretary pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with paragraph 7.3. Upon delivery of the certificates (or other assets and securities) to the Corporate Secretary of the Corporation, the Owner shall be issued an instrument of deposit acknowledging the number of Unvested Shares (or other assets and securities) delivered in escrow.

            7.2 RECAPITALIZATION. All regular cash dividends on the Unvested Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Corporate Secretary to be held in escrow under this Article VII, but only to the extent the Unvested Shares are at the time subject to the escrow requirements of paragraph 7.1.

            7.3 RELEASE/SURRENDER. The Unvested Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

                  (i) Should the Corporation (or its assignees) elect to exercise the Repurchase Right under Article V with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Corporation concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Option Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares).

                  (ii) Should the Corporation (or its assignees) elect to exercise its First Refusal Right under Article VI with respect to any vested Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall, concurrently with the payment of the paragraph 6.3 purchase price for such Target Shares to the Owner, be surrendered to the Corporation, and the Owner shall cease to have any further rights or claims with respect to such Target Shares (or other assets or securities).

                  (iii) Should the Corporation (or its assignees) elect not to exercise its First Refusal Right under Article VI with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Owner for disposition in accordance with provisions of paragraph 6.4.

                  (iv) As the interest of the Optionee in the Unvested Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article V, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

                        a. The initial release of vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following the expiration of the initial twelve
            (12)-month period measured from the Grant Date.

                        b. Subsequent releases of vested shares (or other vested assets and securities) from escrow shall be effected at semi-annual intervals thereafter, with the first such semi-annual release to occur eighteen (18) months after the Grant Date.

                        c. Upon the Optionee's cessation of Service, any escrowed Purchased Shares (or other assets or securities) in which the Optionee is at the time vested shall be promptly released from escrow.

                        d. Upon any earlier termination of the Corporation's Repurchase Right in accordance with the applicable provisions of
            Article V, any Purchased Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully-vested shares or other property.

                  (v) All Purchased Shares (or other assets or securities) released from escrow in accordance with the provisions of subparagraph
      (iv) above shall nevertheless remain subject to (I) the Corporation's First Refusal Right under Article VI until such right lapses pursuant to paragraph 6.7, (II) the market stand-off provisions of paragraph 4.4 until such provisions terminate in accordance therewith and (III) the Special Purchase Right under Article VIII.

      VIII. MARITAL DISSOLUTION OR LEGAL SEPARATION

            8.1 GRANT. In connection with the dissolution of the Optionee's marriage or the legal separation of the Optionee and the Optionee's spouse, the Corporation shall have the right (the "Special Purchase Right"), exercisable at any time during the thirty (30)-day period following the Corporation's receipt of the required Dissolution Notice under paragraph 8.2, to purchase from the Optionee's spouse, in accordance with the provisions of paragraph 8.3, all or any portion of the Purchased Shares which would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such shares.

            8.2 NOTICE OF DECREE OR AGREEMENT. The Optionee shall promptly provide the Secretary of the Corporation with written notice (the "Dissolution Notice") of (i) the entry of any judicial decree or order resolving the property rights of the Optionee and the Optionee's spouse in connection with their marital dissolution or legal separation or (ii) the execution of any contract or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between the Optionee and the Optionee's spouse which provides for the award to the spouse of one or more Purchased Shares in settlement of any community property or other marital property rights such spouse may have in such shares.

            8.3 EXERCISE OF SPECIAL PURCHASE RIGHT. The Special Purchase Right shall be exercisable by delivery of written notice (the "Purchase Notice") to the Optionee and the Optionee's spouse within thirty (30) days after the Corporation's receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of shares to be purchased by the Corporation, the date such purchase is to be effected (such date to be not less than five (5) business days, nor more than ten (10) business days, after the date of the Purchase Notice), and the fair market value to be paid for such Purchased Shares. The Optionee (or the Optionee's spouse, to the extent such spouse has physical possession of the Purchased Shares) shall, prior to the close of business on the date specified for the purchase, deliver to the Corporate Secretary of the Corporation the certificates representing the shares to be purchased, each certificate to be properly endorsed for transfer. To the extent any of the shares to be purchased by the Corporation are at the time held in escrow under
Article VII, the certificates for such shares shall be promptly delivered out of escrow to the Corporation. The Corporation shall, concurrently with the receipt of the stock certificates, pay to the Optionee's spouse (in cash or cash equivalents) an amount equal to the fair market value specified for such shares in the Purchase Notice.

            If the Optionee's spouse does not agree with the fair market value specified for the shares in the Purchase Notice, then the spouse shall promptly notify the Corporation in writing of such disagreement and the fair market value of such shares shall thereupon be determined by an appraiser of recognized standing selected by the Corporation and the spouse. If they cannot agree on an appraiser within twenty (20) days after the date of the Purchase Notice, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing whose appraisal shall be determinative of such value. The cost of the appraisal shall be shared equally by the Corporation and the Optionee's spouse. The closing shall then be held on the fifth business day following the completion of such appraisal; provided, however, that if the appraised value is more than fifteen percent (15%) greater than the fair market value specified for the shares in the Purchase Notice, the Corporation shall have the right, exercisable prior to the expiration of such five (5)-business-day period, to rescind the exercise of the Special Purchase Right and thereby revoke its election to purchase the shares awarded to the spouse.

            8.4 LAPSE. The Special Purchase Right under this Article VIII shall lapse and cease to have effect upon the earlier to occur of (i) the first date on which the First Refusal Right under Article VI lapses or (ii) the expiration of the thirty (30)-day exercise period specified in paragraph 8.3, to the extent the Special Purchase Right is not timely exercised in accordance with such paragraph.

      IX.   GENERAL PROVISIONS

            9.1 ASSIGNMENT. The Corporation may assign its Repurchase Right under Article V, its First Refusal Right under Article VI and/or its Special Purchase Right under Article VIII to any person or entity selected by the Corporation's Board of Directors, including (without limitation) one or more shareholders of the Corporation.

            If the assignee of the Repurchase Right is other than a one hundred percent (100%) owned subsidiary corporation of the Corporation or the parent corporation owning one hundred percent (100%) of the Corporation, then such assignee must make a cash payment to the Corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of (i) the fair market value of the Unvested Shares at the time subject to the assigned Repurchase Right over (ii) the aggregate repurchase price payable for the Unvested Shares thereunder.

            9.2 DEFINITIONS. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                  (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            9.3 NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason whatsoever, with or without cause.

            9.4 NOTICES. Any notice required in connection with (i) the Repurchase Right, the Special Purchase Right or the First Refusal Right or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 9.4 to all other parties to this Agreement.

            9.5 NO WAIVER. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Right granted under Article V, or the failure of the Corporation (or its assignees) in any instance to exercise the First Refusal Right granted under Article VI, or the failure of the Corporation (or its assignees) in any instance to exercise the Special Purchase Right granted under Article VIII shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Optionee or the Optionee's spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

            9.6 CANCELLATION OF SHARES. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

      X.    MISCELLANEOUS PROVISIONS

            10.1 OPTIONEE UNDERTAKING. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

            10.2 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

            10.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws rules.

            10.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            10.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee and the Optionee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

            10.6 POWER OF ATTORNEY. Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                       CombiChem, Inc.


                                       By: _____________________________________

                                       Title: __________________________________

                             Address:  _________________________________________

                                       _________________________________________

                                       _________________________________________
                                                                      Optionee *

                             Address:  _________________________________________

                                       _________________________________________


            The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Corporation's granting the Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including (specifically) the right of the Corporation (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.


                                       -----------------------------------------
                                       Optionee's Spouse

                             Address:  _________________________________________

                                       _________________________________________



----------

* I have executed the Section 83(b) election that was attached hereto as an Exhibit. As set forth in Article III, I understand that I, and not the Corporation, will be responsible for completing the form and filing the election with the appropriate office of the Federal and State tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I will not be entitled to the tax benefits provided by Section 83(b).

                                    EXHIBIT I
                      ASSIGNMENT SEPARATE FROM CERTIFICATE

                  FOR VALUE RECEIVED __________________________________ hereby sell(s), assign(s) and transfer(s) unto CombiChem, Inc. (the "Corporation"),__________________________________ (_________) shares of the
Common Stock of the Corporation standing in his\her name on the books of the Corporation represented by Certificate No. ______________ and do hereby irrevocably constitute and appoint ___________________________________ as
Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: ______________

                                       Signature _______________________________


INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise its Repurchase Right set forth in the Agreement without requiring additional signatures on the part of the Optionee.

                                                               REPURCHASE RIGHTS


                                   EXHIBIT II

                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)   The taxpayer who performed the services is:

      Name:
      Address:
      Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ___________ shares of the common stock of CombiChem, Inc.

(3)   The property was issued on __________________, 19___.

(4) The taxable year in which the election is being made is the calendar year 19___.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of annual and monthly installments over a four year period ending on ____________, 19___.


(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $___________ per share.

(7)   The amount paid for such property is $____________ per share.

(8) A copy of this statement was furnished to CombiChem, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)   This statement is executed as of: _______________________.


--------------------------------       --------------------------------------
Spouse (if any)                        Taxpayer

This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within 30 days after the execution date of the Stock Purchase Agreement.


                                  EXHIBIT II-1

      SPECIAL PROTECTIVE ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE WITH RESPECT TO PROPERTY ACQUIRED UPON EXERCISE OF AN INCENTIVE STOCK OPTION


The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Code. Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

      1. The purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares. The election is to be effective to the full extent permitted under the Internal Revenue Code.

      2. Section 421(a)(1) of the Code expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a "disqualifying disposition" of the shares, within the meaning of Section 421(b) of the Code, which would otherwise render the provisions of
Section 83(a) of the Code applicable at that time. Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares. Since Section 421(a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election.

This form should be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within 30 days after the execution date of the Stock Purchase Agreement.


      NOTE: PAGE 2 SHOULD BE ATTACHED ONLY IF YOU ARE EXERCISING AN INCENTIVE STOCK OPTION.